Exhibit 10.8

                             SUBSCRIPTION AGREEMENT


      THIS SUBSCRIPTION AGREEMENT made as of this 21 day of December 2001 between eClickMD, Inc., a corporation organized under the laws of the State of Nevada with offices at 8200 Cameron Road, Suite 170, Austin, Texas 78754 (the "Company"), and the undersigned (the "Subscriber" and together with each of the other subscribers in the Offering (defined below), the "Subscribers").

      WHEREAS, the Company desires to issue a minimum (the "Minimum Offering") of $500,000 aggregate principal amount of convertible notes bearing interest at the rate of five (5%) percent per annum (the "Notes") and a maximum (the "Maximum Offering") of $1,000,000 aggregate principal amount of Notes in a private placement (the "Offering"); and

      WHEREAS, the Notes are convertible into shares (the "Conversion Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"); and

      WHEREAS, each Subscriber will receive warrants (the "Warrants") to purchase shares of Common Stock representing fifteen (15%) percent of the number of shares of Common Stock issuable upon conversion of the Notes so purchased by the Subscriber as provided in the Agency Agreement, as defined below (the "Warrant Shares" and, together with the Conversion Shares, the "Issuable Shares"); and

      WHEREAS, if the Maximum Amount is sold the Company and the Placement Agent (as defined below) may mutually agree to sell up to an additional $250,000 aggregate principal amount of Notes and Warrants (the "Over-Allotment Securities"); and

      WHEREAS, Gryphon Financial Securities Corp. is acting as placement agent (the "Placement Agent") in the Offering pursuant to a Placement Agency Agreement dated As of August 20, 2001 between the Company and the Placement Agent (the "Agency Agreement"); and

      WHEREAS, the Notes are convertible into the Conversion Shares on the terms set forth in the Notes, the form of which is attached to this Subscription Agreement as Exhibit A; and

      WHEREAS, each Warrant represents the right to purchase one share of Common Stock on the terms set forth in the Warrant, the form of which is attached to this Subscription Agreement as Exhibit B; and

      WHEREAS, the Conversion Shares and the Warrant Shares are entitled to registration rights on the terms set forth in this Subscription Agreement and in the Registration Rights Agreement (the "Registration Rights Agreement"), attached hereto as Exhibit C and incorporated herein by reference and made a part hereof; and

      WHEREAS, the Subscriber is delivering simultaneously herewith a completed confidential investor questionnaire (the "Questionnaire").
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      NOW, THEREFORE, for and in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I. SUBSCRIPTION FOR NOTES AND WARRANTS AND REPRESENTATIONS BY AND COVENANTS OF SUBSCRIBER

      1.1 Subscription for Notes and Warrants. Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such aggregate principal amount of Notes (and receive the accompanying Warrants) as is set forth upon the signature page hereof; and the Company agrees to sell such Notes and Warrants to the Subscriber for said purchase price subject to the Company's right to sell to the Subscriber such lesser number of Notes and Warrants as the Company may, in its sole discretion, deem necessary or desirable. The purchase price is payable by certified or bank check made payable to "eClickMD, Inc." or by wire transfer of funds, contemporaneously with the execution and delivery of this Subscription Agreement. The Notes and Warrants shall be delivered by the Company simultaneously with the Closing (as defined below).

      1.2 Reliance on Exemptions. The Subscriber acknowledges that this offering of Notes and Warrants has not been reviewed by the United States Securities and Exchange Commission ("SEC") or any state agency because of the Company's representations that this is intended to be a nonpublic offering exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act") and state securities laws. The Subscriber understands that the Company is relying in part upon the truth and accuracy of, and the Subscriber's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Notes and Warrants.

      1.3 Investment Purpose. The Subscriber represents that the Notes and Warrants are being purchased for its own account, for investment purposes only and not for distribution or resale to others in contravention of the registration requirements of the 1933 Act. The Subscriber agrees that it will not sell or otherwise transfer the Notes or Warrants unless they are registered under the 1933 Act or unless an exemption from such registration is available.

      1.4 Accredited Investor. The Subscriber represents and warrants that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the 1933 Act, as indicated by its responses to the Questionnaire, and that it is able to bear the economic risk of any investment in the Notes and Warrants. The Subscriber further represents and warrants that the information furnished in the Questionnaire is accurate and complete in all material respects.

      1.5 Risk of Investment. The Subscriber recognizes that the purchase of the Notes and Warrants involves a high degree of risk, including, but not limited to, : (i) the Company has incurred substantial losses from operations; (ii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Notes and Warrants; (iii) an investment in the Notes and Warrants is illiquid and no assurances can be given the Warrant Shares and/or the Conversion Shares will ever be registered for resale or a market for such securities will ever develop, or if developed, continue; (iv) transferability of

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the Notes and Warrants (and the underlying securities) is extremely limited; (v)
the Company is wholly dependent on the funds raised in the Offering to continue its business and will require substantial additional funds in the near future even if the Maximum Offering is completed to continue its business; (vi) there can be no assurance that the Maximum Offering will be completed or that any other funds will be available to the Company; (vii) no assurance can be given that the Company will ever be able to repay the Notes if not converted prior to maturity; (viii) no assurance can be given the Company will be able to successfully execute on its business plan; (viii) conflicts of interest with the Placement Agent who pursuant to the Agent Consulting Agreement (as defined below), will receive at the Initial Closing, in addition to the other compensation due it pursuant to the Agency Agreement, the 1,400,000 Agent Shares (as defined below); and (ix) the large portion of the net proceeds from the Offering to be used by the company to repay outstanding receivables, salaries and indebtedness.

      1.6 Information. The Subscriber acknowledges receipt and careful review of: (a) the Annual Report of the Company for the fiscal year ended December 31, 2000 filed with the SEC on Form 10-KSB and Form 10KSB/A on April 2, 2001 and April 3, 2001, respectively, (b) the Quarterly Reports of the Company for the fiscal quarters ended March 31, 2001 and June 30, 2001 filed with the SEC on Forms 10-QSB on May 15, 2001 and August __, 2001, respectively, (c) the Definitive Proxy Statement filed on Schedule 14 filed with the SEC on Form 14A on August , 2001, (d) the Agent Consulting Agreement annexed hereto as Exhibit D, (e) the Agent Registration Rights Agreement (as defined), annexed hereto as Exhibit E, (f) the Agency Agreement annexed hereto as Exhibit F, (f) the Note,
(g) this Subscription Agreement, (h) the Registration Rights Agreement, (i) the Warrant, and (j) all exhibits, schedules and appendices which are part of the aforementioned documents (collectively, the "Offering Documents"), and hereby represents that: (i) it has been furnished by the Company during the course of this transaction with all information regarding the Company which it has requested; and (ii) that it has been afforded the opportunity to ask questions of and receive answers from duly authorized officers of the Company concerning the terms and conditions of the Offering, and any additional information which it has requested.

      1.7 No Representations. The Subscriber hereby represents that, except as expressly set forth in the Offering Documents, no representations or warranties have been made to the Subscriber by the Company or any agent, employee or affiliate of the Company, including the Placement Agent, and in entering into this transaction the Subscriber is not relying on any information other than that contained in the Offering Documents and the results of independent investigation by the Subscriber.

      1.8 Tax Consequences. The Subscriber acknowledges that this offering of the Notes and Warrants may involve tax consequences and that the contents of the Offering Documents do not contain tax advice or information. The Subscriber acknowledges that he must retain his own professional advisors to evaluate the tax and other consequences of an investment in the Notes and Warrants.

      1.9 Transfer or Resale. The Subscriber understands that, except as set forth in the Registration Rights Agreement: (a) the Notes, Warrants, the Convertible Shares and the Warrant Shares (the "Securities") have not been and are not being registered under the 1933 Act or any state securities laws; (b) the Securities may not be offered for sale, sold, assigned, pledged, transferred

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or otherwise disposed of (each a "Disposition") unless, prior to effecting any such Disposition (other than any transfer not involving a change in beneficial ownership) (i) there is in effect a registration statement under the 1933 Act covering the Disposition and the Disposition is made in accordance with such registration statement, or (ii) the Subscriber gives written notice to the Company of such Subscriber's intention to effect a Disposition and such notice shall describe the manner and circumstances of the proposed Disposition, and shall be accompanied by either (A) a written opinion of a legal counsel that a Disposition of the Securities may be made pursuant to an exemption from such registration, or (B) any other evidence reasonably satisfactory to counsel to the Company; and (C) the Company is under no obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any registration exemption thereunder.

      1.10 Placement Agent. The Subscriber agrees that neither the Placement Agent or any of its directors, officers, employees or agents shall be liable to any Subscriber for any action taken or omitted to be taken by it in connection therewith, except for willful misconduct.

      1.11 Legends. The Subscriber understands that the certificates or other instruments representing the Securities, until such time as they have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

      The legend set forth above shall be removed and the Company shall issue a certificate or other instrument without such legend to the holder of the Securities upon which it is stamped, if (a) there is in effect a registration statement under the 1933 Act covering the Disposition and the Disposition is made in accordance with such registration statement or (b) if the Disposition of the Securities is completed in satisfaction of the requirements of Rule 144 of the 1933 Act.

      1.12 Validity; Enforcement. If the Subscriber is a corporation, partnership, trust or other entity, the Subscriber represents and warrants that:
(a) it is authorized and otherwise duly qualified to purchase and hold the Notes and Warrants; and (b) that this Subscription Agreement has been duly and validly authorized, executed and delivered and constitutes the legal, binding and enforceable obligation of the undersigned.

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      1.13 Residency. The Subscriber represents that its principal address is furnished at the end of this Subscription Agreement.

      1.14 Foreign Subscriber. If the Subscriber is not a United States person, such Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Notes and Warrants or any use of this Subscription Agreement, including: (a) the legal requirements within its jurisdiction for the purchase of the Notes and Warrants; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the securities comprising the Notes and Warrants. Such Subscriber's subscription and payment for, and his or her continued beneficial ownership of the Notes and Warrants, will not violate any applicable securities or other laws of the Subscriber's jurisdiction.

      1.15 NASD Member. The Subscriber acknowledges that if it is a Registered Representative of a NASD member firm, the Subscriber must give such firm notice required by the NASD's Rules of Fair Practice, receipt of which must be acknowledged by such firm on the signature page hereof.

II.   REPRESENTATIONS BY THE COMPANY

      The Company represents and warrants to the Subscriber, except as set forth in the disclosure schedules attached hereto:

      2.1 Organization and Qualification. The Company and its "Subsidiaries" (which for purposes of this Subscription Agreement means any entity in which the Company, directly or indirectly, owns capital stock and holds a majority or similar interest) are duly organized and validly existing in good standing under the laws of the jurisdiction in which they were organized, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Subscription Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby, or by the other Offering Documents or the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Offering Documents. A complete list of all Subsidiaries of the Company with substantive business activities is set forth in Schedule 2.1.

      2.2 Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Subscription Agreement and other Offering Documents and perform its obligations under the Offering Documents, and to issue the Securities in accordance with the terms of the Offering Documents. The execution and delivery

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of the Offering Documents by the Company and the consummation by the Company of the transactions contemplated by the Offering Documents, including without limitation the issuance of the Securities, have been duly authorized by the Company's board of directors and no further consent or authorization is required by the Company, its board of directors or its stockholders. The Offering Documents have been duly executed and delivered by the Company, and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

      2.3 Capitalization. Prior to the Initial Closing, the authorized, issued and outstanding securities of the Company will be set forth in Schedule 2.3 (and at each subsequent Closing will remain the same except for securities issued in any Closing). All of such outstanding shares have been and are, or upon issuance will be duly authorized, validly issued, fully paid and non-assessable. Except as disclosed in Schedule 2.3, (i) no shares of the Company's capital stock are subject to preemptive rights under Nevada law or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities issued by the Company; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in the Offering Documents; and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. All prior sales of securities of the Company were either registered under the 1933 Act and applicable state securities laws or exempt from such registration, and no security holder has any rescission rights with respect thereto.

      2.4 Issuance of Securities; Reservation. The issuance, sale and delivery of the Securities have been duly authorized by all requisite corporate action by the Company and, upon issuance in accordance with the Offering Documents, shall be (a) duly authorized, validly issued, fully paid and non-assessable, (b) free from all taxes, liens and charges with respect to the issue thereof except that may be created by the Subscriber, and (c) entitled to the rights and preferences set forth in the Notes and the Warrants. At the Initial Closing and at each subsequent Closing such number of shares of Common Stock as the Placement Agent shall so indicate will be duly authorized and reserved for issuance upon conversion of the Notes and exercise of the Warrants. In the event the number of

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shares of Common Stock issuable upon conversion or exercise of the Notes or the
Warrants exceed the number of authorized shares of Common Stock as a result of the conversion price or exercise price reset terms of the Notes or Warrants, the Company shall use its best efforts to seek stockholder approval of and file a Certificate of Incorporation to increase the authorized number of shares of Common Stock accordingly. Upon conversion of the Notes or exercise of the Warrants, the Conversion Shares and the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming (i) the accuracy of the information provided by the respective Subscribers in the Subscription Agreement and Questionnaire, (ii) that all of the offerees and Subscribers are "accredited investors" as such term is defined in Rule 501 of Regulation D, and
(iii) that the Placement Agent has not engaged, nor will engage, in connection with the Offering, in any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D, the offer and sale of the Notes and the Warrants pursuant to the terms of this Subscription Agreement are and will be exempt from the registration requirements of the 1933 Act and the rules and regulations promulgated thereunder. The Company is not disqualified from the exemption under Regulation D by virtue of the disqualification contained in Rule 507 thereof or otherwise.

      2.5 No Conflicts. Except as set forth in Schedule 2.5, the execution, delivery and performance of the Offering Documents by the Company, the consummation by the Company of the transactions contemplated by the Offering Documents, and the performance by the Company of its obligations under the Notes and the Warrants, including without limitation, the reservation for issuance and the issuance of the Securities, will not (a) result in a violation of the Company's Certificate of Incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock of the Company, or the Company's bylaws, (b) conflict with, or constitute a default or an event which with notice or lapse of time or both would become a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, lease, license or instrument (including without limitation, any document filed as an exhibit to any of the Company's SEC Documents (as defined below)), or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the NASD) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

      2.6 Consents. Except as contemplated by the Agency Agreement, and except for the filing of the Registration Statement (as defined in the Registration Rights Agreement) with the SEC, prior to the Initial Closing and filings required pursuant to applicable federal and state securities laws and blue sky laws, which filings the Company covenants to complete within the required statutory period, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Offering Documents. Except as otherwise provided in the Offering Documents, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the foregoing.

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      2.7 No General Solicitation. None of the Company, its Subsidiaries, any of
their affiliates, and any person acting on their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

      2.8 No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

      2.9 Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Subscriber as a result of the transactions contemplated by this Subscription Agreement, including without limitation, the Company's issuance of the Securities and the Subscriber's ownership of the Securities. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

      2.10 SEC Documents; Financial Statements. Since December 31, 2000, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). All SEC documents are available on the SEC's website. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles,

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consistently applied, during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that will not be material).

      2.11 Conduct of Business; Regulatory Permits. Except as set forth on
Schedule 2.11, since December 31, 2000, the Company has not (a) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities incurred in the usual and ordinary course of business, having a Material Adverse Effect, (b) made or suffered any changes in its contingent obligations by way of guaranty, endorsement (other than the endorsement of checks for deposit in the usual and ordinary course of business), indemnity, warranty or otherwise, (c) discharged or satisfied any liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the balance sheet dated as at December 31, 2000 and forming part of the SEC Documents, and current liabilities incurred since December 31, 2000, in each case in the usual and ordinary course of business, (d) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, (e) sold, transferred or leased any of its assets except in the usual and ordinary course of business, (f) cancelled or compromised any debt or claim, or waived or released any right, of material value, (g) suffered any physical damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties or business of the Company, (h) entered into any transaction other than in the usual and ordinary course of business except for this Subscription Agreement and the related agreements referred to herein,
(i) encountered any labor difficulties or labor union organizing activities, (j) made or granted any wage or salary increase or entered into any employment agreement, (k) issued or sold any shares of capital stock or other securities or granted any options with respect thereto, or modified any equity security of the Company, (l) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding equity securities, (m) suffered or experienced any change in, or condition affecting, its condition (financial or otherwise), properties, assets, liabilities, business operations or results of operations other than changes, events or conditions in the usual and ordinary course of its business, having (either by itself or in conjunction with all such other changes, events and conditions) a Material Adverse Effect, (n) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, or (o) entered into any agreement, or otherwise obligated itself, to do any of the foregoing. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. The Common Stock is quoted on the NASD Bulletin Board, trading in the Common Stock has not been suspended by the SEC or the NASD and the Company has received no communication, written or oral, from the SEC or the NASD regarding the suspension or delisting of the Common Stock from the NASD Bulletin Board. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the

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failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

      2.12 Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (b) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (c) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

      2.13 Absence of Litigation. Except as set forth in Schedule 2.13, there is no action, suit, proceeding, inquiry or investigation before or by the NASD, any court, public board, government agency, self-regulatory organization or body, or arbitrator pending or, to the knowledge of the Company, threatened against the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such.

      2.14 Tax Status. Except as set forth in Schedule 2.14, the Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, except when the failure to do so would not have a Material Adverse Effect, and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations or to the Company's knowledge otherwise due and payable, except those being contested in good faith and has set aside on its books reserves in accordance with GAAP reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

      2.15 Securities Law Compliance. The offer, offer for sale, and sale of the Notes and Warrants has not been registered with the SEC. The Notes and Warrants are to be offered, offered for sale and sold in reliance upon the exemptions from the registration requirements of Section 5 of the 1933 Act. The Company will conduct the Offering in compliance with the requirements of Regulation D under the 1933 Act, and the Company will file all appropriate notices of offering with the SEC.

      2.16 Title. Except as set forth in or contemplated by Schedule 2.16, the Company has good and marketable title to all material properties and tangible assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except as such as are not significant or important in relation to the Company's business; all of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee are in full force and effect, and the Company is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and to the Company's knowledge no material claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease. The Company owns, leases or licenses all such properties as are necessary to its operations as described in the Offering Documents.

      2.17 Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted, the lack of which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 2.17, to the Company's knowledge, none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Subscription Agreement, except where such expiration or termination would not have either individually or in the aggregate a Material Adverse Effect. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 2.17, no claim, action or proceeding has been made or brought against, or to the Company's knowledge, has been threatened against, the Company or its Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement, except where such infringement, claim, action or proceeding would not reasonably be expected to have either individually or in the aggregate a Material Adverse Effect. Except as set forth on Schedule 2.17, the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties except where the failure to do so would not have either individually or in the aggregate a Material Adverse Effect.

      2.18 Registration Rights. Except with respect to holders of the Notes and Warrants, and except as set forth in Schedule 2.18, no person has any right to cause the Company to effect the registration under the 1933 Act of any securities of the Company.

      2.19 Brokers. Neither the Company nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by the Agency Agreement other than the Placement Agent.

      2.20 Right of First Refusal. No person, firm or other business entity is a party to any agreement, contract or understanding, written or oral entitling such party to a right of first refusal with respect to offerings of securities by the Company.

      2.21 Disclosure. None of the representations and warranties of the Company appearing in this Subscription Agreement or any information appearing in any Exhibit or Schedule hereto or in any of the Offering Documents (other than information received in writing by the Company from third-party sources or statements which are described as a "belief" or "expectation" of the Company or similarly qualified, which statements the Company believes to the best of its knowledge as of the date hereof and at each Closing Date to be true and accurate in all material respects and not misleading), when considered together as a whole, contains, or on any Closing Date will contain, any untrue statement of a material fact or omits, or on any Closing Date will omit, to state any material fact required to be stated herein or therein in order for the statements herein or therein, in light of the circumstances under which they were made, not to be misleading.

      2.22 Certain Officers. As of the date hereof, Marion Robert Rice, Robert Phillips, Jackie Authement, Jason Streit, and Deborah Kaufman (the "Key Executives") are employed by the Company on a full-time basis, and, to the Company's knowledge, none of the Key Executives is planning to cease being employed by the Company on a full-time basis in their current capacity and the Company is not aware of any circumstances related to the employment of the Key Executives, apart from circumstances related to the operations of the Company as a whole, that could result in cessation of full-time employment of any of the Key Executives in their current capacities.

III.  TERMS OF SUBSCRIPTION

      3.1 Closing and Termination of Offering. Provided the Minimum Offering shall have been subscribed for, all conditions to closing set forth in Section 3 of the Agency Agreement and Article V and Article VI hereof have been satisfied or waived and neither the Company nor the Placement Agent have notified the other that they do not intend to effect the closing of the Minimum Offering, a closing (the "Initial Closing") shall take place at the offices of counsel to the Placement Agent, Gusrae, Kaplan & Bruno, PLLC, 120 Wall Street, New York, New York 10005 within five (5) business days thereafter (but in no event later than five (5) business days following the Termination Date), which closing date may be accelerated or adjourned by agreement between the Company and the Placement Agent. At the Initial Closing, payment for the Notes and Warrants issued and sold by the Company shall be made against delivery of the Notes and Warrants. The Company and the Placement Agent may consummate subsequent closings of the Offering, upon mutual agreement only, each of which shall be subject to satisfaction or waiver of the conditions to closing set forth in Article V and
Article VI hereof and in Section 3 of the Agency Agreement, and each of which shall be deemed a "Closing" hereunder. The date of the last closing of the Offering is hereinafter referred to as the "Final Closing" and the date of any Closing hereunder is hereinafter referred to as a "Closing Date." The offering period for the Offering shall commence on the day the Transaction Documents (as defined in the Agency Agreement) relating thereto are first made available to the Placement Agent by the Company for delivery in connection with the offering for sale of the Notes and Warrants and shall continue until the earlier to occur of: (i) the sale of the Maximum Offering (including the Over-Allotment Securities); and (ii) 5:00 p.m. (New York time), September 25, 2001; provided, however, that if the Minimum Offering closes by September 25, 2001, the Offering Period shall automatically be extended until November 30, 2001. The day that the Offering Period terminates is hereinafter referred to as the "Termination Date."

      3.2 Expenses; Fees. Simultaneously with payment for and delivery of the Notes and Warrants at each Closing, the Company shall: (A) pay to the Placement Agent a cash fee equal to eight (8%) percent of the aggregate purchase price of the Notes and Warrants sold (the "Cash Fee"), payment of which shall be made directly from the Subscribers at each Closing; (B) reimburse the Placement Agent for its actual out-of-pocket expenses incurred in connection with the Offering, including, without limitation, the reasonable fees and expenses of its counsel including, without limitation, due diligence investigation expenses, travel and mailing expenses, up to a maximum of $20,000, payment of which shall be made directly from the Subscribers at each Closing; (C) pay all expenses in connection with the qualification of the Notes and Warrants under the blue sky laws of the states which the Placement Agent shall designate, including legal fees, filing fees and disbursements of Placement Agent's counsel in connection with such blue sky matters, payment of which shall be made directly from the Subscribers at each Closing; and (D) issue to the Placement Agent seven-year warrants to purchase twelve (12%) percent of the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants issued in the Offering at the exercise price of the Warrants (the "Agent Warrants").

      3.3 Certificates. The Subscriber hereby authorizes and directs the Company, upon each closing in the Offering, to deliver certificates representing the securities to be issued to such Subscriber pursuant to this Subscription Agreement either (a) to the Subscriber's address indicated in the Questionnaire, or (b) directly to the Subscriber's account maintained with the Placement Agent, if any.

IV.   COVENANTS

      4.1 Registration Rights Agreement. The Company shall provide for the registration of the Conversion Shares and the Warrant Shares for resale under the 1933 Act, as provided in the Registration Rights Agreement. The Company and the Subscriber agree to the terms and provisions of Registration Rights Agreement, which terms and provisions are incorporated herein by reference in their entirety and made a part hereof.

      4.2 Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Article V and
Article VI of this Subscription Agreement.

      4.3 Form D and Blue Sky. The Company shall file a Form D with respect to the Preferred Shares and Preferred Warrants as required under Regulation D under the 1933 Act and, upon written request, provide a copy thereof to the Subscriber promptly after such filing. The Company shall, on or before the Closing, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Notes and Warrants for sale to the Subscriber pursuant to this Subscription Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Subscriber on or prior to the Closing. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing.

      4.4 No Redemption or Repurchase. Unless approved by the holders owning no less than 51% of the then outstanding aggregate principal amount of Notes or (B) the Placement Agent, and except as may be provided in the Notes, the Company shall not purchase or redeem any capital stock of the Company or any Subsidiary or any indebtedness of the Company or any Subsidiary convertible into or exchangeable for its capital stock or any option, warrant or right to purchase any such capital stock or convertible security. Notwithstanding the foregoing, the Company may repurchase from its employees shares of Common Stock purchased by its employees pursuant to early exercises of stock options or restricted stock purchases if such employees terminated their employment with the Company prior to the vesting of ownership of such shares and if the Company pays no more per share of Common Stock than the purchase price per share paid by such employees.

      4.5 Use of Proceeds. The Company shall only use the proceeds of the sale of the Notes and Warrants for the purpose set forth in Schedule 4.5 hereto.

V.    CONDITIONS TO CLOSING IN FAVOR OF THE COMPANY

      The obligation of the Company hereunder to issue and sell Notes and Warrants to the Subscriber at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Subscriber with prior written notice thereof:

      5.1 Offering Documents. The Subscriber shall have executed a Questionnaire, a Subscription Agreement and delivered the same to the Company.

      5.2 Purchase Price. The Subscriber shall have delivered to the Company the purchase price for the Notes and Warrants being purchased by the Subscriber at the Closing in the manner set forth in Section 1.1, less its proportionate shares of the fees and expenses as set forth in Section 3.2 hereof, which fees and expenses shall be paid directly by Subscriber as set forth in Section 3.2.

      5.3 Representations and Warranties. The representations and warranties of the Subscriber shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time, and the Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Subscriber at or prior to the Closing.

      5.4 Other Matters. All opinions, certificates and documents and all proceedings related to this Offering shall be in form and content reasonably satisfactory to the Company and its legal counsel

VI.   CONDITIONS TO CLOSING IN FAVOR OF THE SUBSCRIBER

      The obligation of the Subscriber hereunder to purchase the Notes and Warrants is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for the Subscriber's sole benefit and may be waived by the Subscriber at any time in its sole discretion by providing the Company with prior written notice thereof:

      6.1 Offering Documents. The Company shall have executed and delivered to the Subscriber each of the Offering Documents to which its signature is required.

      6.2 Lock-Up Agreements. The Company shall have delivered to the Placement Agent a Lock-Up Agreement on such terms and conditions as agreed to by the Company and the Placement Agent executed by each of Marion Robert Rice, Robert Phillips, Dee Dee Deshotels, Jackie Authement, Jason Streit, Tieg Taylor, Penny Small and Carol Hitzfelder.

      6.3 Legal Opinion. The Subscriber shall have received the opinion of the Company's counsel dated as of the Closing, in substantially the form provided for in Section 3(b)(v) of the Agency Agreement.

      6.4 Representations and Warranties. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing as though made at that time (except for representations and warranties that reference a specific date which shall have been true and correct in all material respects as of such date), and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing, except where the failure of such representations and warranties to be true and correct as stated above and except for such nonperformance, failure to satisfy or comply as would not, individually or in the aggregate, have a Material Adverse Effect.

      6.5 Certain Placement Agent Documents. The Company shall have executed and delivered to the Placement Agent the Agent Consulting Agreement, the Agent Registration Rights Agreement and the Agent Shares all as defined in the Agency Agreement.

      6.6 Due Diligence. The Placement Agent shall have completed its due diligence investigation of the Company, including without limitation, its review of the Company's financial statements, projections, business prospects, capital structure, and contractual arrangements, to the Placement Agent's reasonable satisfaction.

      6.7 Closing Documents. At the Closing, the Company shall have delivered to the Placement Agent the following: (A) a certificate of the Chief Executive Officer stating that (i) the condition set forth in Section 6.4 and Section 6.8 have been satisfied, (ii) except as set forth in the any Schedule or Exhibit to this Subscription Agreement or the Agency Agreement, since December 30, 2000, there has been no event, condition or circumstance that has had or could reasonably be expected to have a Material Adverse Effect, and (iii) the Company has complied with its covenants and agreements set forth in the Transaction Documents, and (B) a certificate of the Secretary of the Company containing: (i) true and complete copies, as of the Closing Date, of the Certificate of Incorporation and By-laws of the Company and of the certificates of designations of all series of preferred stock of the Company, (ii) true and complete copies of the resolutions of the Board of Directors of the Company approving the Transaction Documents, the form of Notes and Warrants, the form of this Subscription Agreement, this Offering and all documents and matters incident thereto, and (iii) a certification of authenticity of the signatures of the officers of the Company who have executed and delivered the documentation for this Offering.

      6.8 Conditions of Agency Agreement. All of the conditions to closing set forth in Section 3 of the Agency Agreement shall have been satisfied.

      6.9 Other Matters. All opinions, certificates and documents and all proceedings related to this Offering shall be in form and content satisfactory to the Placement Agent and its counsel.

VII.  RIGHTS OF TERMINATION

      7.1 Termination by Subscriber or Company. This Subscription Agreement may be terminated at any time prior to the Closing: (a) by mutual written consent of the parties hereto; (b) by either the Company or (b) by the Company or the Subscriber upon written notice to the other party if any court or governmental authority of competent jurisdiction shall have issued a final, non-appealable order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Subscription Agreement. Termination of this Subscription Agreement under this Section 7.1 shall result in this Subscription Agreement becoming void and of no further force and effect, except that a termination shall not release, or be construed as so releasing, any party hereto from any liability or damage to the other party hereto arising out of the breaching party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements, duties or obligations provided hereunder, and the obligations under Section 8.8 shall survive such termination.

      7.2 Termination by the Placement Agent. In the event the Placement Agent decides for any reason prior to the Closing not to proceed with the Offering, upon notice to the Company and the Subscriber, this Subscription Agreement shall be terminated and become void and of no further force and effect, and none of the Company, the Placement Agent, or the Subscriber shall have any further obligations pursuant to this Subscription Agreement, including without limitation, the obligation to consummate the Offering; provided, however, that the obligations under Section 8.8 and Section 8.12 shall survive such termination.

VIII. MISCELLANEOUS

      8.1 Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Subscription Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally, (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), or (c) one (1) business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

      If to the Company:

            eClickMD, Inc.
            8200 Cameron Road, Suite 170
            Austin, Texas 78754
            Attention: Mr. Marion R. Rice, CEO
            Telephone: (812) 837-7007
            Facsimile: (812) 837-7700


      If to the Subscriber, to its address and facsimile number set forth at the end of this Subscription Agreement, or to such other address and/or facsimile number and/or to the attention of such other person as specified by written notice given to the Company five (5) days prior to the effectiveness of such change. Written confirmation of receipt (a) given by the recipient of such notice, consent, waiver or other communication, (b) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, or (c) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clauses (a), (b) or (c) above, respectively.

      8.2 Entire Agreement; Amendment. This Subscription Agreement supersedes all other prior oral or written agreements between the Subscriber, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Subscription Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Subscriber makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Subscription Agreement may be amended or waived other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate principal amount of Notes then outstanding (or if prior to the Closing, the Subscribers purchasing at least a majority of the aggregate the principal amount of the Notes to be purchased at the Closing). No such amendment shall be effective to the extent that it applies to less than all of the holders of the principal amount of Notes then outstanding.

      8.3 Severability. If any provision of this Subscription Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Subscription Agreement in that jurisdiction or the validity or enforceability of any provision of this Subscription Agreement in any other jurisdiction.

      8.4 Governing Law; Jurisdiction. This Agreement shall be governed by and construed solely in accordance with the internal laws of the State of New York with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising under this Agreement or the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, Company hereby expressly and irrevocably submits to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agrees that any process in any such action may be served upon it personally, or by certified mail or registered mail upon Company or such agent, return receipt requested, with the same full force and effect as if personally served upon Company in New York City. The parties hereto each waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements.

      8.5 Headings. The headings of this Subscription Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Subscription Agreement.

      8.6 Successors And Assigns. This Subscription Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes and the Warrants. The Company shall not assign this Subscription Agreement or any rights or obligations hereunder. Subscriber may assign some or all of its rights hereunder without the consent of the Company, provided, however, that any such assignment shall not release the Subscriber from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld.

      8.7 No Third Party Beneficiaries. This Subscription Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

      8.8 Survival. The representations and warranties of the Company and the Subscriber contained in Article I and Article II and the agreements set forth this Article VIII shall survive the Closing for a period of two years.

      8.9 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Subscription Agreement and the consummation of the transactions contemplated hereby.

      8.10 No Strict Construction. The language used in this Subscription Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

      8.11 Legal Representation. The Subscriber acknowledges that: (a) it has read this Subscription Agreement and the exhibits hereto; (b) it understands that the Company has been represented in the preparation, negotiation, and execution of this Subscription Agreement by John Harrington, Esq., counsel to the Company; (c) it understands that the Placement Agent has been represented by its own counsel, and that such counsel has not represented and is not representing the Subscriber; (d) it has either been represented in the preparation, negotiation, and execution of this Subscription Agreement by legal counsel of its own choice, or has chosen to forego such representation by legal counsel after being advised to seek such legal representation; and (e) it understands the terms and consequences of this Subscription Agreement and is fully aware of its legal and binding effect.

      8.12 Expenses of Enforcement. The Company shall pay all fees and expenses (including reasonable fees and expenses of counsel and other professionals) incurred by the Subscriber or any successor holder of Notes or Warrants or Conversion Shares or Warrant Shares in enforcing any of its rights and remedies under this Subscription Agreement, the Notes, the Warrants or the Registration Rights Agreement.

      8.13 Confidentiality. The Subscriber agrees that, at all times during the period ending five (5) business days after the filing by the Company with the SEC of its next Annual Report on Form 10-KSB following the date hereof, it shall keep confidential and not divulge, furnish or make accessible to anyone, the confidential information concerning or relating to the business or financial affairs of the Company contained in the Offering Documents to which it has become privy by reason of this Subscription Agreement.

      8.14 Counterparts. This Subscription Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

      8.15 Registration Rights Agreement. By execution of this Agreement, Subscriber hereby agrees to all terms and conditions set forth in the Registration Rights Agreement as if Subscriber executed such Registration Rights Agreement directly.



                 [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the date first written above.

SUBSCRIBER **:                              CO-SUBSCRIBER **:

Younis Zubchevich
----------------------------------          ------------------------------------
Signature of Subscriber                     Signature of Co-Subscriber
Gryphon Opportunities Fund I LLC

By: YA Management I LLC
----------------------------------          ------------------------------------
Name of Subscriber [please print]           Name of Co-Subscriber [please print]


----------------------------------          ------------------------------------
Address of Subscriber                       Address of Co-Subscriber

----------------------------------          ------------------------------------
Social Security or Taxpayer                 Social Security or Taxpayer
Identification Number of                    Identification Number of
Subscriber                                  Co-Subscriber

Name of Holder(s) as it should appear on the security certificates* [please print]

* Please provide the exact names that you wish to see on the certificates

(1)  For individuals, print full name of subscriber.

(2)  For joint, print full name of subscriber and all co-subscribers.

(3) For corporations, partnerships, LLC, print full name of entity, including "&," "Co.," "Inc.," "etc," "LLC," "LP,"etc.

(4) For Trusts, print trust name (please contact your trustee for the exact name that should appear on the certificates.)

(5) For IRA account maintained at Gryphon, print "_______________as C/F FBO [client name]."

Subscriber's Account Number at Commonwealth Associates, if applicable:

------------------------------------------------

Dollar Amount of Notes and Warrants Subscribed For: $  217,391
                                                     ---------

                                          Dollar  Amount  of Notes and Warrants
                                          Subscription Accepted: $ 217,391
                                                                 ---------

**If Subscriber is a Registered           SUBSCRIPTION ACCEPTED BY THE COMPANY
Representative with an NASD member
firm or an affiliated person of an        ECLICK MD, INC.
NASD member firm, have the
acknowledgment to the right signed
by the appropriate party:                 By:   /s/ Marion R. Rice
                                                -------------------------------


The undersigned NASD member firm
acknowledges receipt of the notice
required by Rule 3040 of the NASD
Conduct Rules.

Name of NASD Member Firm


By:
   ---------------------------------
      Authorized Officer